Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1
TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of September 22, 2006, is entered into among GLADSTONE BUSINESS LOAN, LLC, as the Borrower, DEUTSCHE BANK AG, NEW YORK BRANCH (“Deutsche Bank”) and KEYBANK, NATIONAL ASSOCIATION (“KeyBank”), as Committed Lenders (collectively, the “Committed Lenders”), Deutsche Bank and KeyBank as Managing Agents (in such capacity, collectively the “Managing Agents”) and Deutsche Bank as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Credit Agreement” referred to below.

PRELIMINARY STATEMENTS

A.            Reference is made to that certain Amended and Restated Credit Agreement dated as of May 26, 2006 among the Borrower, Gladstone Management Corporation, as Servicer, the CP Lenders, the Committed Lenders, the Managing Agents and the Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”).

B.            The parties hereto have agreed to amend certain provisions of the Credit Agreement upon the terms and conditions set forth herein.

SECTION 1. Amendment. Subject to the satisfaction of the conditions set forth in Section 3 hereof, the parties hereto hereby agree:

(i)            to add the following definition of “Collateral Quality Test” to Section 1.1:

Collateral Quality Test means as of any date, (i) the weighted average life of the Transferred Loans shall not be greater than 66 months, (ii) the weighted average excess spread in respect of Transferred Loans shall not be less than 3.00% (for the purpose of this definition, the excess spread on (A) Transferred Loans which accrue interest at a floating rate shall be the amount by which the interest rate on such Transferred Loans exceeds the LIBO Rate and (B) Transferred Loans which accrue interest at a fixed rate shall be amount by which the interest rate on such Transferred Loans exceeds the cap rate under the related Hedge Transactions) and (iii) the weighted average risk rating of the portfolio shall not be less than 4 (or the equivalent of B-/B3 by S&P and Moody’s respectively), as determined by the Servicer’s risk rating model.

(ii)           to delete clause (a) in the definition of “Commitment” in Section 1.1 and substitute the following therefor:

(a) For each Committed Lender, the commitment of such Committed Lender to fund any Advance to the Borrower in an amount not to exceed $75,000,000, as such amount may be modified in accordance with the terms hereof;

(iii)          to delete the definition of “Facility Amount” in Section 1.1 and substitute the following therefor:

Facility Amount: At any time, $150,000,000; provided, however, that on or after the Termination Date, the Facility Amount shall be equal to the amount of Advances outstanding.

(iv)          to add the following provision as new Section 6.3(b) (existing subsections (b) and (c) to become new subsections (c) and (d), respectively):

(b) Upon any request for a release of certain Loans in connection with a proposed Securitization, if, upon application of the proceeds of such transaction in accordance with Section 2.8, either (x) all Advances Outstanding have been reduced to zero or (y) (i) the Required Equity Investment shall be maintained, (ii) the Borrowing Base Test shall be met, (iii) the Collateral Quality Test shall be met and (iv) no Early Termination Event or Unmatured Termination Event shall result therefrom or shall have occurred and be continuing, the Administrative Agent as agent for the Secured Parties will, to the extent requested by the Borrower or the Servicer on behalf of the Borrower, release its interest in such Loan and any Supplemental Interests related thereto. In connection with any such release on or after the occurrence of the above, the Administrative Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any termination statements and any other releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Loan and Supplemental Interest; provided, that, the Administrative Agent as agent for the Secured Parties will make no representation or warranty, express or implied, with respect to any such Loan or Supplemental Interest in connection with such sale or transfer and assignment.

(v)           to delete Section 7.7 and substitute the following therefore:

(a) The Servicer may, at any time, notify the Borrower and the Administrative Agent that it (or its assignee) is requesting to purchase any Transferred Loan with respect to which the Borrower or any Affiliate of the Borrower has received notice of the related Obligor’s intention to prepay such Transferred Loan in full within a period of not more than sixty (60) days from the date of such notification.

(b) Either of the Originator or the Servicer (or its assignee) may, at its sole option, with respect to any Transferred Loan that it determines, in the exercise of its reasonable discretion, will likely become a Defaulted Loan or a Charged-Off Loan, or that has become a Defaulted Loan or a Charged-Off Loan, notify the Borrower and the Administrative Agent that it is requesting to purchase each such Transferred Loan; provided, however, that no more than six Transferred Loans may be purchased pursuant to this paragraph (b) during the term of this Agreement.

(c) The Servicer (or its assignee) may request purchase of a Transferred Loan pursuant to paragraph (a) or (b) above, and the Originator may request purchase of a Transferred Loan pursuant to paragraph (b) above, by providing five (5) Business Days’ prior written notice to Borrower and the Administrative Agent. The Borrower may agree to such purchase with the consent of the Administrative Agent (which consent shall not be unreasonably withheld). With respect to any such purchase of a Transferred Loan, the party providing the required written notice shall, on the date of purchase, remit to the Borrower in immediately available funds an amount equal to the Repurchase Price therefor. Upon each purchase of a Transferred Loan pursuant to this Section 7.7, the Borrower shall automatically and without further action be deemed to transfer, assign and set-over to the purchaser thereof all the right, title and interest of the Borrower in, to and under such Transferred Loan and all monies due or to become due with respect thereto, all proceeds thereof and all rights to security for any such Transferred Loan, and all proceeds and products of the foregoing, free and clear of any Lien created pursuant to this Agreement, all of the Borrower’s right, title and interest in such Transferred Loan, including any related Supplemental Interests. Each Lender shall receive five (5) Business Days’ notice of any repurchase that results in a prepayment of all or a portion of any Advance.

(d) The Borrower shall, at the sole expense of the party purchasing any Transferred Loan, execute such documents and instruments of transfer as may be prepared by such party and take such other actions as shall reasonably be requested by such party to effect the transfer of the related Transferred Loan pursuant to this Section 7.7.

SECTION 2. Representations and Warranties. The Borrower hereby represents and warrants to each of the other parties hereto, that:

(a)           this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

(b)           on the date hereof, before and after giving effect to this Amendment, other than as amended or waived pursuant to this Amendment, no Early Termination Event or Unmatured Termination Event has occurred and is continuing.

SECTION 3. Conditions.

(a)           This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Administrative Agent or its counsel has received counterpart signature pages of this Amendment, executed by each of the parties hereto.

(b)           The parties hereto hereby agree that the amendments set forth in Section 1(v) hereto shall cease to be effective and Section 7.7 of the Credit Agreement shall revert to its original language if the Borrower does not cause its counsel to deliver an updated “true sale” opinion (which may be in the form of a “date down” letter confirming that nothing in this Amendment shall change the conclusions set forth in the original “true sale” opinion delivered on the Closing Date) to the Administrative Agent within thirty (30) days of the Effective Date.

SECTION 4. Reference to and Effect on the Transaction Documents.

(a)           Upon the effectiveness of this Amendment, (i) each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and (ii) each reference to the Credit Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.

(b)           Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Credit Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, any Managing Agent or any Lender under the Credit Agreement or any other Transaction

Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 8. Fees and Expenses. Borrower hereby confirms its agreement to pay: (a) each Committed Lender an “Amendment Work Fee” in the amount of $18,750, such Amendment Work Fees due and payable upon execution of this Amendment; and (b) on demand all reasonable costs and expenses of the Administrative Agent, Managing Agents or Lenders in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, Managing Agents or Lenders with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

GLADSTONE BUSINESS LOAN, LLC

By:
Name:
Title:

Signature Page to Amendment No. 1

DEUTSCHE BANK AG, NEW YORK
BRANCH, as a Committed Lender, Managing Agent and Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Amendment No. 1

KEYBANK, NATIONAL ASSOCIATION,
as a Committed Lender and Managing Agent

By:
Name:
Title:

Signature Page to Amendment No. 1